UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 22, 2013, Resource Real Estate Opportunity REIT, Inc. (the “Company”), through a wholly owned subsidiary, entered into a mortgage loan (the “Cannery Mortgage Loan”) with Red Mortgage Capital, LLC, as lender, to borrow approximately $8.2 million. The Cannery Mortgage Loan matures on September 1, 2020 and bears interest at one-month LIBOR plus 3.3%.

The Cannery Mortgage Loan requires monthly payments of interest only for the first two years of its term, followed by monthly payments of principal and interest for the remainder of the term of the loan. The amount outstanding under the Cannery Mortgage Loan may be prepaid in full after the first year of its term with the payment of a prepayment premium in the amount of 1% of the principal being repaid and with no prepayment premium during the last three months of its term. The Cannery Mortgage Loan is secured by a first mortgage lien on the assets of the Cannery Lofts, including the land, fixtures, improvements, leases, rents and reserves.

The Cannery Mortgage Loan contains customary affirmative and negative covenants, representations, warranties and borrowing conditions. The Company is currently in compliance with all such covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: August 28, 2013	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer (Principal Executive Officer)